Exhibit 10.1(a)

SECOND AMENDMENT TO THE
CENTURYTEL DOLLARS & SENSE 401(K) PLAN
AS AMENDED AND RESTATED
EFFECTIVE DECEMBER 31, 2006

CENTURYTEL, INC., represented herein by its Senior Vice-President, General Counsel and Secretary, Stacey W. Goff, as Plan Sponsor and Employer, does hereby execute the following amendments to the CenturyTel Dollars & Sense 401(k) Plan and Trust, effective for the 2007 Plan Year:

1.	Appendix C for the 2007 Plan Year is inserted, as follows:

APPENDIX C

The Account Balance of each Participant listed below shall be increased by a Profit Sharing Contribution to the Participant’s Profit Sharing Account for Plan Year 2007.  The Profit Sharing Contribution for each Participant for Plan Year 2007 is specified below.

Personnel Number	Name	Profit Sharing Contribution
58704	P. Adams	17,500
3359	A. Alford	8,500
3302	J. Allen	1,103
57996	V. Callen	13,980
4494	C. Davis	13,651
58716	D. Davis	8,000
3122	P. Eason	17,500
3082	J. Glover	8,500
6289	T. Grigar	10,000
54435	A. Higginbotham	3,000
5577	C. Inabnett	3,118
1400	T. Kissane	17,500
7373	J. Osa	3,035
2732	O. Riley	9,963
2067	D. Ring	10,000
54119	T. Schafer	8,000
54861	K. Victory	8,000
2710	T. Walden	12,500
7491	C. Watkins	18,000
58715	A. Whipple	4,811
TOTAL		196,661

THUS DONE AND SIGNED this 31st day of December, 2007.

CENTURYTEL, INC.

BY: /s/ Stacey W. Goff
Stacey W. Goff
Senior Vice-President, General
Counsel and Secretary